UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2013

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 16, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”), approved changes to certain terms of the Company’s Supplemental Executive Retirement Plan (the “SERP”) and the Company’s Executive Deferred Compensation Plan (the “EDCP”). The SERP was amended to allow a married participant to choose between actuarial equivalent Joint and Survivor Annuity and Single-Life Annuity forms of payment, based on marital status on the benefit commencement date. The amendments also provide that the SERP and the EDCP now provide for competition restrictions and potential forfeiture of benefits during the following periods: (i) the 1-year period following termination of employment; and (ii) at any time following the benefit commencement date.

The following named executive officers, as disclosed in the Company’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, are participants in the SERP and EDCP and are therefore impacted by these changes:

Name	Title

William J. DeLaney	President and Chief Executive Officer

Michael W. Green	Executive Vice President and Group President

Robert C. Kreidler	Executive Vice President and Chief Financial Officer

Larry G. Pulliam	Executive Vice President and Group President

Manuel A. Fernandez, the Company’s Executive Chairman, does not participate in the SERP or EDCP, so these changes do not impact his compensation.

The other material terms of the SERP and the EDCP are described in the Company’s Form 8-K filed on November 19, 2012 and under “Executive Compensation” in its proxy statement filed on October 4, 2012, both of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: May 20, 2013	By:	/s/ Russell T. Libby
Russell T. Libby Senior Vice President, General Counsel and Corporate Secretary